UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 22, 2005 (April 22, 2005)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Wellsford Real Properties, Inc. (the “Company”) is including under this Item the Letter to Shareholders, dated April 22, 2005, that will accompany the Company’s annual report for the year ended December 31, 2004.

Dear Fellow Shareholders:

The steps taken during 2004 and to date in 2005 have continued to advance our plan with regards to selling assets, paying down debt and maximizing cash. During these periods, we sold certain properties and/or assets which were the most illiquid, where we believed that our imbedded losses were not recoverable and where there was a reasonable probability that greater losses could occur. Impediments to these sales included the tax indemnification running to a former partner in the Wellsford/Whitehall venture, the cross-collateralization of six Wellsford/Whitehall venture properties in a jumbo CMBS issue, the control by Whitehall of our office venture with them and the veto rights held by our several partners in Second Holding.

We retained those assets where we believe unrealized profits are available and/or where future profits may be generated. In addition to the cash we have accumulated, there are five remaining assets which account for the preponderance of our current and anticipated future value: Palomino Park rental apartments, Wellsford/Whitehall office buildings, shares of Reis, Inc. and two residential development projects (Gold Peak and The Orchards at East Lyme). Also, we hold interests in three smaller residential real estate assets (Fordham Tower condominium units, Claverack and Beekman development land) and two notes receivable (Guggenheim and Mantua).

We have recently begun marketing for sale the three rental phases at Palomino Park, which aggregate 1,184 units and are 95% occupied as of March 31, 2005. By the date of this letter, Wellsford/Whitehall has sold all but three properties and expects one of these remaining properties to be sold during the second quarter of 2005.

During April 2005, we redeemed the $25 million of Convertible Preferred Securities held by Equity Residential (“EQR”) and announced that we would repay the $10.4 million of tax exempt bonds on the Palomino Park project in May 2005, eliminating certain restrictive covenants and saving $2.6 million annually in interest charges and associated credit enhancement fees.

When we started the process of analyzing how we could maximize value, we retained the investment banking firm of Lazard Frères & Co. LLC (“Lazard”) and simultaneously issued a press release that announced the Company’s decision to review its strategic alternatives. In addition to Lazard, the law firm of Willkie Farr & Gallagher LLP, joined our outside counsels, Bryan Cave LLP and Venable LLP, to advise the Company in this effort.

As a result of management and the Board of Directors continuing to evaluate our strategic alternatives, we anticipate delaying the 2005 annual meeting until September or October of this year. Accordingly, the materials accompanying this letter include our 2004 annual report and financial statement on Form 10-K and a Form 10-K/A which contains information pertaining to the Company and its officers and directors which is usually contained in our proxy statement. Both of these documents have been filed with the Securities and Exchange Commission.

Sincerely,

/s/ Jeffrey H. Lynford

Jeffrey H. Lynford
Chairman and CEO
April 22, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi Vice President, Chief Accounting Officer
Date: April 22, 2005